Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors

Macrocure Ltd.:

We consent to the use of our report incorporated by reference herein.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Isr.)
A Member Firm of KPMG International

Tel Aviv, Israel
November 13, 2014